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                                                                    EXHIBIT 23.1



                      CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the Registration Statement of the El Paso Natural Gas Company Retirement Savings Plan (the "Plan") on Form S-8 (File No. 33-48853, filed on June 26, 1992) of our report dated June 20, 1994, on our audits of the financial statements and supplemental schedules of the Plan as of December 31, 1993 and 1992, and for the year ended December 31, 1993 and the six months ended December 31, 1992, which report is included in this Annual Report on Form 11-K.



/s/COOPERS & LYBRAND

COOPERS & LYBRAND

El Paso, Texas
June 28, 1994